Exhibit 99.2

LABRANCHE & CO INC. SETS PRICE FOR TENDER OFFER AND CONSENT SOLICITATION
FOR 9½%  SENIOR NOTES

NEW YORK, Apr 21, 2004 /PRNewswire-FirstCall via COMTEX/ — LaBranche & Co Inc. (NYSE: LAB) announced today that it has determined the total consideration to be paid in its previously announced tender offer and consent solicitation in exchange for its outstanding 9-1/2% Senior Notes due 2004 (“9-1/2% Notes”). Upon consummation of the tender offer, assuming the payment date is May 4, 2004, the company will pay $1,042.90 for each $1,000 principal amount of 9-1/2% Notes purchased in the tender offer (which includes accrued and unpaid interest). The purchase price was determined based on the formula set forth in its Offer to Purchase and Consent Solicitation Statement, dated April 5, 2004, which provides for a fixed spread of 50 basis points over the bid side yield (as quoted on Bloomberg Screen PX3 at 10:00 a.m., New York city time, today) of the 2-1/8% U.S. Treasury Note due August 31, 2004, plus accrued and unpaid interest up to, but not including, the payment date. The purchase price for the 9-1/2% Notes may be higher or lower, based on this formula, depending on the actual payment date for the tender offer.

The total consideration for the 9-1/2% Notes includes a consent payment of $20.00 per $1,000 principal amount of 9-1/2% Notes that is payable only to holders who validly tendered their 9-1/2% Notes before 5:00 p.m., New York City time, on April 19, 2004. Assuming the payment date is May 4, 2004, Holders who validly tender their 9-1/2% Notes after 5:00 p.m., New York city time, on April 19, 2004, but before the expiration of the offer, will be paid $1,022.90 per $1,000 principal amount of 9-1/2% Notes purchased in the tender offer (which includes accrued and unpaid interest).

As previously announced, the company also will pay $1,200 plus accrued and unpaid interest up to, but not including, the payment date, for each $1,000 principal amount of its outstanding 12% Senior Subordinated Notes due 2007 (“12% Notes” and together with the 9-1/2% Notes, the “Notes”) purchased in the tender offer. This consideration includes a consent payment of $20.00 per $1,000 principal amount of 12% Notes that is payable only to holders who validly tendered their 12% Notes before 5:00 p.m., New York City time, on April 19, 2004. Holders who validly tender their 12% Notes after 5:00 p.m., New York City time, on April 19, 2004, but before the expiration of the offer, will be paid $1,180 per $1,000 principal amount of 12% Notes plus accrued and unpaid interest up to, but not including, the payment date.

The tender offer expires at midnight, New York City time, on May 3, 2004, unless extended or earlier terminated.

The closing of the tender offer is subject to certain conditions with respect to each series of Notes, including receipt by the company of gross proceeds from the sale of new senior notes sufficient to finance the purchase of Notes of such series in the tender offer. The company’s obligation to purchase either series of Notes in the tender offer is not conditioned on the purchase of the other series of Notes.

The company has retained Credit Suisse First Boston LLC to serve as the Dealer Manager and Solicitation Agent for the tender offer and the consent solicitation. Requests for documents may be directed to Morrow & Co., Inc., the Information Agent, by telephone at (800) 607-0088 (toll-free) or (212) 754-8000 (collect), or by e-mail at LAB.info@morrowco.com. Questions regarding the tender offer may be directed to Credit Suisse First Boston, Liability Management Group, by telephone at (800) 820-1653 (toll-free) or (212) 538-4807 (collect).

This press release is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to any securities. The offer is being made solely by the Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal dated April 5, 2004.

The new senior notes or other securities that may be offered by the company to finance the purchase of the Notes in the tender offer will be offered pursuant to an exemption from registration under the Securities Act of 1933. Such securities will not be registered under the Securities Act and, accordingly, may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements.

Founded in 1924, LaBranche is a leading Specialist firm. The company is the Specialist for more than 650 companies, seven of which are in the Dow Jones Industrial Average, 30 of which are in the S&P 100 Index and 103 of which are in the S&P 500 Index. In addition, LaBranche acts as the Specialist in over 200 options.

Certain statements contained in this release, including without limitation, statements containing the words “believes,” “intends,” “expects,” “anticipates,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of the company and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The company also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

SOURCE LaBranche & Co Inc.

Larry Prendergast, Executive Vice President of Finance, or Harvey S. Traison, Senior Vice President & Chief Financial Officer, both of LaBranche & Co Inc., +1-212-425-1144; Investors - Michael Polyviou, Media - Brian Maddox or Scot Hoffman, all of Financial Dynamics, +1-212-850-5600, for LaBranche & Co Inc. (LAB)